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                                                                    EXHIBIT 11.1


                               GART SPORTS COMPANY
                                AND SUBSIDIARIES

              Statement Regarding Computation of Per Share Earnings
               (In Thousands, Except Share and Per Share Amounts)

                                                               THIRTEEN WEEKS ENDED                   THIRTY-NINE WEEKS ENDED
                                                         --------------------------------        -------------------------------
                                                          OCTOBER 31,         OCTOBER 4,          OCTOBER 31,        OCTOBER 4,
                                                             1998                1997                1998               1997
                                                         -------------       ------------        -------------      ------------
                                                                    (UNAUDITED)                             (UNAUDITED)
Basic and diluted earnings per share:
    Income (loss) available to common shareholders       $    (5,982)        $        48         $    (6,515)       $     1,323
    Weighted average common shares outstanding             7,681,015           5,498,978           7,680,109          5,502,600
                                                         -----------         -----------         -----------        -----------
      Basic and diluted earnings per share               $     (0.78)        $      0.01         $     (0.85)       $      0.24
                                                         ===========         ===========         ===========        ===========



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